EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE
10.50% SENIOR SECURED NOTES DUE 2028
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of November 1, 2024, among Uniti Group LP, a Delaware limited partnership (“Uniti”), Uniti Fiber Holdings Inc., a Delaware corporation (“Uniti Fiber”), Uniti Group Finance 2019 Inc., a Delaware corporation (“Uniti Group Finance”) and CSL Capital, LLC, a Delaware limited liability company (“CSL Capital,” and together with Uniti, Uniti Fiber and Uniti Group Finance, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and as collateral agent (the “Trustee”).
W I T N E S S E T H
WHEREAS the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), dated as of February 14, 2023, among the Issuers, the Guarantors party thereto and the Trustee, providing for the issuance of 10.50% Senior Secured Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $2,600,000,000 (the “Initial Notes”);
WHEREAS the issuance and delivery of an aggregate principal amount of $300,000,000 of Notes (the “New Notes”) as Additional Notes under the Indenture have been authorized by resolutions adopted by the boards of directors of the Issuers;
WHEREAS the Incurrence of the Indebtedness represented by the New Notes is permitted as of the date hereof by Sections 2.01 and 4.09 of the Indenture and the New Notes will be issued in compliance with the other applicable provisions of the Indenture;
WHEREAS the Issuers and the Guarantors have complied with all applicable conditions precedent provided for in the Indenture related to the issuance of the New Notes;
WHEREAS the Initial Notes and the New Notes will be treated as a single series with the other Notes for all purposes under the Indenture and will have the same terms as to status, redemption or otherwise as such Notes; and
WHEREAS the Issuers and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture and, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

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NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
SECTION 1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders of Notes. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
SECTION 2.Terms of New Securities. The following terms relating to the New Notes are hereby established:
(a)Principal Amount. The aggregate principal amount of the New Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $300,000,000.
(b)The New Notes shall be issuable in whole or in part in the form of one or more Global Notes. The depositary for such Global Notes shall be The Depository Trust Company.
(c)The New Notes shall have the other terms set forth in the form of global security attached hereto as Exhibit A.
(d)The New Notes shall be considered Additional Notes issued pursuant to Section 2.01 of the Indenture.
SECTION 3.Form of the New Notes. The New Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The New Notes shall be executed on behalf of each Issuer by an Officer and authenticated by the Trustee pursuant to Section 2.02 of the Indenture.
SECTION 4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 5.Reaffirmation. Each of the Issuers hereby ratifies and reaffirms its Obligations under the Indenture and the Notes; each Guarantor hereby ratifies and reaffirms its Guarantee.
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SECTION 6.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
SECTION 8.Interpretation; Effect of Headings. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together. The Section headings herein are for convenience only and shall not effect the construction thereof.
SECTION 9.Obligations of the Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
            THE ISSUERS:

UNITI GROUP LP By: Uniti Group Inc., as its general partner
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI FIBER HOLDINGS INC.
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI GROUP FINANCE 2019 INC.
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL CAPITAL, LLC
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary
[Signature Page to Supplemental Indenture]
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THE GUARANTORS:

ANS CONNECT LLC
CONTACT NETWORK, LLC
CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL GEORGIA REALTY, LLC
CSL GEORGIA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL KENTUCKY SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NATIONAL GP, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL NORTH CAROLINA REALTY GP, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL REALTY, LLC
CSL TENNESSEE REALTY PARTNER, LLC
CSL TENNESSEE REALTY, LLC
CSL TEXAS SYSTEM, LLC
HUNT TELECOMMUNICATIONS, LLC
INFORMATION TRANSPORT SOLUTIONS, LLC
NEXUS SYSTEMS, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MD, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH NJ, LLC
PEG BANDWIDTH NY TELEPHONE CORP.
PEG BANDWIDTH PA, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC
SOUTHERN LIGHT, LLC
UNITI DARK FIBER LLC
UNITI FIBER 2020 LLC
UNITI FIBER LLC
UNITI GROUP FINANCE INC.
UNITI GROUP HOLDCO LLC
UNITI GROUP INC.
UNITI LEASING LLC
UNITI LEASING X LLC
UNITI LEASING XI LLC
UNITI LEASING XII LLC
UNITI NATIONAL LLC
UNITI TOWERS NMS HOLDINGS LLC,
each as a Guarantor

By:	/s/ Daniel L. Heard

[Signature Page to Supplemental Indenture]
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Name: Daniel L. Heard
Title: EVP, General Counsel and Secretary

CSL NATIONAL, LP, as a Guarantor By: CSL NATIONAL GP, LLC, as its general partner
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner
By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Supplemental Indenture]
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UNITI HOLDINGS LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Supplemental Indenture]
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UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI QRS HOLDINGS LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Supplemental Indenture]
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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and as Collateral Agent
By:	/s/ Sebastian Hidalgo
Name:	Sebastian Hidalgo
Title:	Assistant Vice President

By:	/s/ Kenneth R. Ring
Name:	Kenneth R. Ring
Title:	Director

[Signature Page to Supplemental Indenture]
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EXHIBIT A
[FACE OF NOTE]
    [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
    [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
    [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]
[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$ ]
10.50% Senior Secured Notes due 2028
No.
[$ ]
UNITI GROUP LP, UNITI GROUP FINANCE 2019 INC., UNITI FIBER HOLDINGS INC., and CSL CAPITAL, LLC
jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of United States Dollars] on February 15, 2028.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1

IN WITNESS HEREOF, each of the Issuers have caused this instrument to be duly executed.

UNITI GROUP LP
By: UNITI GROUP INC., as its general partner
By:
Name:
Title:

UNITI FIBER HOLDINGS INC.,
By:
Name:
Title:

UNITI GROUP FINANCE 2019 INC.
By:
Name:
Title:

CSL CAPITAL, LLC
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
Dated:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
    Name:
    Title:

[Back of Note]
10.50% Senior Secured Notes due 2028
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Uniti Group LP, a Delaware limited partnership, Uniti Group Finance 2019 Inc., a Delaware corporation, Uniti Fiber Holdings Inc., a Delaware Corporation, and CSL Capital, LLC, a Delaware limited liability company, jointly and severally promise to pay interest on the principal amount of this Note at 10.50% per annum from September 15, 2024 until maturity. The Issuers will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be March 15, 2025. Interest on the Notes will accrue from September 15, 2024. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, from time to time on demand at the interest rate on the Notes. At maturity, the Issuers will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which hold at least $5,000,000 aggregate principal amount of the Notes and shall have provided wire transfer instructions to the Issuers or the Paying Agent for a U.S. dollar account in the continental U.S. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuers may change the Paying Agents or the Registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a Paying Agent or Registrar.

(4)    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of February 14, 2023, as amended and supplemented as of the date hereof (the “Indenture”), among Uniti Group LP, Uniti Group Finance 2019 Inc., Uniti Fiber Holdings Inc., CSL Capital, LLC, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as its 10.50% Senior Secured Notes due 2028. This Note is one of the Additional Notes referred to in the Indenture and which the Issuers are entitled to issue pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and, solely to the extent expressly incorporated into the Indenture by the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (other than with respect to pre-issuance interest).
(5)    OPTIONAL REDEMPTION.
(a)    Except as described below under clauses 5(b), 5(d), 5(e), 5(f) and 5(g) hereof, the Issuers will not be entitled to redeem the Notes at their option prior to September 15, 2025.
(b)    At any time prior to September 15, 2025, the Issuers may, at their option, redeem all or a part of the Notes upon notice as described in Section 3.03 of the Indenture on one or more occasions, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the Redemption Date, and, without duplication, accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)    At any time from and including September 15, 2025 through and including March 14, 2026, the Issuers may, at their option, redeem the Notes, in whole or in part, upon notice as described as described in Section 3.03 of the Indenture on one or more occasions, at a redemption price of 105.250% (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. On and after March 15, 2026, the Issuers may, at their option, redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture on one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2026	102.625%
2027 and thereafter	100%

(d)    At any time prior to September 15, 2025, the Issuers may, at their option, upon notice as described in Section 3.03 of the Indenture on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by them (including any Additional Notes) at a redemption price equal to 110.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (for the avoidance of doubt, after giving effect to any prior or contemporaneous redemption or other cancellation of the Notes); provided further that each such redemption occurs within 120 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to such Equity Offering, and any redemption or notice may, at the Issuers’ discretion, be subject to conditions, including completion of the related Equity Offering. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuers shall provide notice to the Trustee of the satisfaction of the condition precedent by the close of business on the Business Day prior to the Redemption Date.
(e)    At any time prior to February 15, 2025, the Issuers may, at their option, upon notice pursuant to Section 3.03 of the Indenture on one or more occasions, redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture in any twelve-month period, at a redemption price equal to 103% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date. Notwithstanding the foregoing, the Issuers may not use the proceeds of any offering of Additional Notes with a price to investors equal to or in excess of 103% to finance any such optional redemption.

(f)    In connection with any tender offer for the Notes, in the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a tender offer and the Issuers (or any third party making such offer) purchase all of the Notes tendered by such Holders, the Issuers (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the tender offer described above, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the highest price paid in such tender offer, plus, without duplication, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.
(g)    In the event that Holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuers (or any third party making such Change of Control Offer in lieu of the Issuers as described above) purchase all of the Notes tendered by such Holders, the Issuers (or any such third party) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of such Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of purchase.
(h)    Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
(6)    MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be transmitted at least 10 days but not more than 60 days before the Redemption Date (except that redemption notices may be transmitted more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to satisfaction of any conditions specified therein.
(8)    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of a Change of Control Repurchase Event, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
(b)    If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, within fifteen (15) Business Days of each date that Excess Proceeds exceed $75.0 million, the Issuers shall commence an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes (including any Additional Notes) and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuers or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased (a) if the Notes or such Pari Passu Indebtedness are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes or such Pari Passu Indebtedness, as applicable, are listed, (b) on a pro rata basis based on the amount (determined as set forth above) of the Notes and such Pari Passu Indebtedness tendered or (c) by lot or such similar method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of the Notes. Holders shall pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers are not required to issue, transfer or exchange any Notes for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
(12)    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately, subject to each limitation set forth in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Upon the outstanding Notes becoming due and payable upon or after the occurrence of an Event of Default, whether automatically or by declaration, such Notes (together with accrued and unpaid interest thereon) will immediately become due and payable (the date thereof, the “Relevant Date”) and (i) if the Relevant Date occurs prior to September 15, 2025, the Applicable Premium that would have been payable upon an optional redemption of the Notes on the Relevant Date or (ii) if the Relevant Date occurs on or after September 15, 2025 and prior to March 15, 2027, the redemption premium that would have been payable upon an optional redemption of the Notes on the Relevant Date as set forth in paragraph 5 of this Note shall, in either case, also be immediately due and payable on the Relevant Date. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.
(13)    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.
(14)    COLLATERAL. The Notes are secured by a security interest in the Collateral, subject to the terms of the Security Documents, the Intercreditor Agreement and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture and the Security Documents.
(15)    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
(16)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address:
Uniti Group LP
2101 Riverfront Drive
Suite A
Little Rock, AR 72202
Attention: General Counsel
Uniti Group Finance 2019 Inc.
2101 Riverfront Drive
Suite A
Little Rock, AR 72202
Attention: General Counsel
Uniti Fiber Holdings Inc.
2101 Riverfront Drive
Suite A
Little Rock, AR 72202
Attention: General Counsel
CSL Capital, LLC
2101 Riverfront Drive
Suite A
Little Rock, AR 72202
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10	☐	Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$ ________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $ . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal	Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*    This schedule should be included only if the Note is issued in global form.

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